EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended June 30, 2026 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)

Forward-looking Statements:
The statements in this supplemental package of Global Net Lease, Inc. (the “Company”) that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition, including the Modiv transaction, or disposition by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Supplemental Information 2 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, Cash NOI and Cash Paid For Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.
FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and loss (gain) on dispositions of real estate investments.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to
Supplemental Information 3 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)
management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment or modification costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs, prepayment penalties and certain other costs incurred with the early extinguishment or modification of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed merger, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Core FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for merger and transaction costs and loss on extinguishment of debt.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment or modification of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued merger, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid For Interest
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for merger, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued merger, transaction and other costs (including
Supplemental Information 4 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)
prepayment penalties for debt extinguishments or modifications) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and interest expense. Adjusted EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for merger, transaction and other costs, (loss) gain on dispositions of real estate investments, loss (gain) on derivative instruments, loss on extinguishment of debt and other income (expense).
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, merger, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash NOI includes all of the adjustments described above for Adjusted EBITDA related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, as well as adjustments for general and administrative expenses.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Supplemental Information 5 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)
Key Metrics
As of and for the three months ended June 30, 2026
(Amounts in thousands, except per share data, ratios and percentages)

Financial Results
Revenue from tenants	$112,475
Net loss attributable to common stockholders	$(7,450)
Basic and diluted net loss per share attributable to common stockholders [1]	$(0.04)
Cash NOI [2]	$100,542
Adjusted EBITDA [2]	$88,815
AFFO attributable to common stockholders [2]	$45,702
Dividends per share - second quarter [3]	$0.19
Dividend yield - annualized, based on quarter end share price	8.5%

Balance Sheet and Capitalization
Gross asset value [4]	$5,055,309
Net debt [5] [6]	$2,343,509
Total consolidated debt [6]	$2,497,149
Total assets	$4,066,088
Liquidity [7]	$919,023

Common shares outstanding as of June 30, 2026	210,951

Net debt to gross asset value	46.4%
Net debt to annualized adjusted EBITDA [8]	6.6	x

Weighted-average interest rate cost [9]	4.1%
Weighted-average debt maturity (years) [10]	2.7
Interest Coverage Ratio [11]	3.2	x

Real Estate Portfolio
Number of properties	798
Square footage (millions)	39.7
Leased	97%
Weighted-average remaining lease term (years) [12]	5.7
_________
[1]Adjusted for net income attributable to common stockholders for common share equivalents.
[2]This Non-GAAP metric is reconciled below.
[3]Represents quarterly dividend per share rate based off the annualized dividend rate of $0.76.
[4]Defined as total assets plus accumulated depreciation and amortization as of June 30, 2026.
[5]Represents total debt outstanding of $2.5 billion, less cash and cash equivalents of $153.6 million as of June 30, 2026.
[6]Excludes the effect of discounts and deferred financing costs, net.
[7]Liquidity includes $765.4 million of availability under the credit facility and $153.6 million of cash and cash equivalents as of June 30, 2026.
[8]Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended June 30, 2026 multiplied by four.
[9]The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[10]The weighted average debt maturity is based on the outstanding principal balance of the debt.
[11]The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on interest expense less the non-cash portion of interest expense). Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[12]The weighted-average remaining lease term (years) is based on square feet.
Supplemental Information 6 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)

Consolidated Balance Sheets
(Amounts in thousands)

	June 30, 2026	December 31, 2025
ASSETS
Real estate investments, at cost:
Land	$636,934	$659,086
Buildings, fixtures and improvements	3,468,728	3,592,121
Construction in progress	406	2,993
Acquired intangible lease assets	492,330	523,406
Total real estate investments, at cost	4,598,398	4,777,606
Less accumulated depreciation and amortization	(989,221)	(966,982)
Total real estate investments, net	3,609,177	3,810,624
Real estate assets held for sale	33,834	49,654
Assets related to discontinued operations	—	348
Cash and cash equivalents	153,640	180,114
Restricted cash	14,352	13,949
Derivative assets, at fair value	978	7
Unbilled straight-line rent	71,952	72,919
Operating lease right-of-use asset	60,958	63,362
Prepaid expenses and other assets	53,636	60,415
Multi-tenant disposition receivable, net	2,475	27,934
Deferred tax assets	5,105	5,167
Goodwill	45,516	45,898
Deferred financing costs, net	14,465	16,812
Total Assets	$4,066,088	$4,347,203

LIABILITIES AND EQUITY
Mortgage notes payable, net	$986,880	$1,264,604
Revolving credit facility	472,946	324,165
Senior notes, net	940,019	928,169
Acquired intangible lease liabilities, net	15,781	17,501
Derivative liabilities, at fair value	1,797	5,298
Accounts payable and accrued expenses	42,771	43,821
Operating lease liability	40,043	41,429
Prepaid rent	26,962	28,254
Deferred tax liability	17,403	17,796
Dividends payable	11,623	11,718
Real estate liabilities held for sale	164	60
Liabilities related to discontinued operations	596	890
Total Liabilities	2,556,985	2,683,705
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,440	3,490
Additional paid-in capital	4,205,625	4,249,018
Accumulated other comprehensive income	16,480	22,169
Accumulated deficit	(2,716,682)	(2,611,419)
Total Stockholders’ Equity	1,509,103	1,663,498
Total Liabilities and Equity	$4,066,088	$4,347,203
Supplemental Information 7 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)

Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Revenue from tenants	$112,475	$109,286	$116,953	$121,013

Expenses:
Property operating	13,400	12,925	12,566	12,669
Impairment charges	3,695	11,115	31,972	55,433
Merger, transaction and other costs	6,561	4,387	1,458	1,623
General and administrative	11,884	12,144	13,377	11,834
Equity-based compensation	3,942	4,042	3,024	3,059
Depreciation and amortization	41,512	41,612	44,439	44,780
Total expenses	80,994	86,225	106,836	129,398
Operating income (loss) before gain (loss) on dispositions of real estate investments	31,481	23,061	10,117	(8,385)
Gain (loss) on dispositions of real estate investments	23,250	7,879	100,625	(5,797)
Operating income (loss)	54,731	30,940	110,742	(14,182)
Other income (expense):
Interest expense	(38,820)	(39,191)	(42,626)	(45,307)
Loss on extinguishment and modification of debt	(11,911)	(1,707)	(2,335)	(4,121)
(Loss) gain on derivative instruments	(302)	3,065	(268)	2,271
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	1,816	—	—	31
Other income	276	174	780	1,820
Total other expense, net	(48,941)	(37,659)	(44,449)	(45,306)
Net income (loss) before income tax	5,790	(6,719)	66,293	(59,488)
Income tax expense	(4,775)	(1,642)	(12,434)	(3,092)
Income (loss) from continuing operations	1,015	(8,361)	53,859	(62,580)
Income (loss) from discontinued operations	2,471	3,283	(5,678)	2,464
Net income (loss)	3,486	(5,078)	48,181	(60,116)
Preferred stock dividends	(10,936)	(10,936)	(10,936)	(10,935)
Net (loss) income attributable to common stockholders	$(7,450)	$(16,014)	$37,245	$(71,051)

Basic and Diluted Loss Per Share:
Net (loss) income per share from continuing operations	$(0.05)	$(0.09)	$0.19	$(0.33)
Net income (loss) per share from discontinued operations	0.01	0.01	(0.03)	0.01
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.04)	$(0.08)	$0.16	$(0.32)

Weighted average shares outstanding — Basic and Diluted	211,339	214,040	219,056	220,891

Supplemental Information 8 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)

Non-GAAP Measures
(Amounts in thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
EBITDA and Adjusted EBITDA:
Net income (loss)	$3,486	$(5,078)	$48,181	$(60,116)
Depreciation and amortization	41,512	41,612	44,439	44,780
Interest expense	38,820	39,191	42,626	45,307
Income tax expense	4,775	1,642	12,434	3,092
EBITDA	88,593	77,367	147,680	33,063
Impairment charges	3,695	11,115	31,972	55,433
Equity-based compensation	3,942	4,042	3,024	3,059
Merger, transaction and other costs	6,561	4,387	1,458	1,623
(Gain) loss on dispositions of real estate investments	(23,250)	(7,879)	(100,625)	5,797
Loss (gain) on derivative instruments	302	(3,065)	268	(2,271)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	(1,816)	—	—	(31)
Loss on extinguishment and modification of debt	11,911	1,707	2,335	4,121
Other income	(275)	(174)	(780)	(1,820)
Write offs of straight-line rent	773	2	384	3,216
Discontinued operations adjustments	(1,621)	(3,283)	5,637	(3,056)
Adjusted EBITDA	88,815	84,219	91,353	99,134
Net operating income (NOI) and Cash NOI:
General and administrative	11,884	12,144	13,377	11,834
Write offs of straight-line rent	(773)	(2)	(384)	(3,216)
Discontinued operations adjustments	(850)	—	13	101
NOI	99,076	96,361	104,359	107,853
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,088	1,106	1,088	1,147
Straight-line rent	378	(680)	(777)	3,433
Cash NOI	$100,542	$96,787	$104,670	$112,433

Cash Paid for Interest:
Interest Expense - continuing operations	$38,820	$39,191	$42,626	$45,307
Non-cash portion of interest expense	(2,271)	(2,260)	(1,961)	(2,681)
Amortization of discounts on mortgages and senior notes	(8,685)	(9,041)	(8,833)	(8,640)
Total cash paid for interest	$27,864	$27,890	$31,832	$33,986

Supplemental Information 9 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)
Non-GAAP Measures
(Amounts in thousands, except per share data)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net (loss) income attributable to common stockholders (in accordance with GAAP)	$(7,450)	$(16,014)	$37,245	$(71,051)
Impairment charges	3,695	11,115	31,972	55,433
Depreciation and amortization	41,512	41,612	44,439	44,780
(Gain) loss on dispositions of real estate investments	(23,250)	(7,879)	(100,625)	5,797
Discontinued operations FFO adjustments	(573)	(748)	71	(1,214)
FFO (as defined by NAREIT) attributable to common stockholders	13,934	28,086	13,102	33,745
Merger, transaction and other costs	6,561	4,387	1,458	1,623
Loss on extinguishment and modification of debt	11,911	1,707	2,335	4,121
Discontinued operations Core FFO adjustments	—	—	2	—
Core FFO attributable to common stockholders	32,406	34,180	16,897	39,489
Non-cash equity-based compensation	3,942	4,042	3,024	3,059
Non-cash portion of interest expense	2,271	2,260	1,961	2,681
Amortization related to above and below-market lease intangibles and right-of-use assets, net	1,088	1,106	1,088	1,147
Straight-line rent	378	(680)	(777)	3,433
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	(1,816)	—	—	(31)
Eliminate unrealized gains on foreign currency transactions [1]	(59)	(3,517)	(792)	(3,421)
Amortization of discounts on mortgages and senior notes	8,685	9,041	8,833	8,640
Eliminate deferred tax expense related to the disposition of the McLaren Campus [2]	—	—	12,741	—
Eliminate (gains) losses related to multi-tenant disposition receivable [3]	(1,039)	(2,536)	5,541	(1,834)
Forfeited disposition deposit [4]	(154)	—	—	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$45,702	$43,896	$48,516	$53,163

Weighted average common shares outstanding — Basic and Diluted	211,339	214,040	219,056	220,891
Net (loss) income per share attributable to common stockholders	$(0.04)	$(0.08)	$0.16	$(0.32)
FFO per diluted common share	$0.07	$0.13	$0.06	$0.15
Core FFO per diluted common share	$0.15	$0.16	$0.08	$0.18
AFFO per diluted common share	$0.22	$0.21	$0.22	$0.24
Dividends declared to common stockholders	$40,640	$41,159	$42,055	$42,366
_________
[1]For AFFO purposes, we adjust for unrealized gains and losses. For the three months ended June 30, 2026, the loss on derivative instruments was $0.3 million, which consisted of unrealized gains of $0.1 million and realized losses of $0.4 million. For the three months ended March 31, 2026, the gain on derivative instruments was $3.1 million, which consisted of unrealized gains of $3.5 million and realized losses of $0.4 million. For the three months ended December 31, 2025, the loss on derivative instruments was $0.3 million, which consisted of unrealized gains of $0.8 million and realized losses of $1.1 million. For the three months ended September 30, 2025, the gain on derivative instruments was $2.3 million, which consisted of unrealized gains of $3.4 million and realized losses of $1.1 million.
[2]Represents deferred tax expense specifically related to the capital gain recorded upon the disposition of the McLaren Campus. This amount is recorded in the income tax expense line item in our consolidated statements of operations. We do not consider this expense to be part of our normal operating performance and have, accordingly, increased AFFO for this amount.
[3]Represents adjustments to the fair value of the embedded derivative feature of the multi-tenant disposition receivable. We do not consider these adjustments to be indicative of our normal operating performance and have, accordingly, increased or (decreased) AFFO for these amounts.
[4]Amount is recorded in other income in our consolidated statement of operations. We do not consider this income to be part of our normal operating performance and have, accordingly, decreased AFFO for this amount.
Supplemental Information 10 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)

Debt Overview
As of June 30, 2026

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years)		Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2026 (remainder)	—	—		—%	$—
2027	6	1.4		4.4%	94,132
2028	94	2.0		4.0%	269,798
2029	49	2.9		4.9%	527,996
2030	—	—		—%	—
Thereafter	113	4.9		3.2%	132,277
Total Non-Recourse Debt	262	2.8		4.4%	1,024,203	41%

Recourse Debt
2027 - 3.75% Senior Notes		1.5		3.8%	500,000
2028 - 4.50% Senior Notes		2.3		4.5%	500,000
2030 [4] - Revolving Credit Facility		4.1	[4]	3.4%	472,946
Total Recourse Debt		2.6	[4]	3.9%	1,472,946	59%

Total Debt		2.7	[4]	4.1%	$2,497,149	100%

Total Debt by Currency					Percent
USD					78%
EUR					22%
GBP					—%
CAD					—%
Total					100%
_________
[1]For non-recourse debt, amounts are shown within the year that the loan fully matures.
[2]As of June 30, 2026, the Company’s total combined debt was 92% fixed rate or swapped to a fixed rate and 8% floating rate.
[3]Excludes the effect of mortgage discounts and deferred financing costs, net. Current balances as of June 30, 2026 are shown in the year the debt matures.
[4] Assumes the Company exercises its two 6-month extension options.
Supplemental Information 11 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)

Future Minimum Lease Rents
As of June 30, 2026
(Amounts in thousands)

Future Minimum Base Rent Payments [1]
2026 (remainder)	$188,867
2027	356,235
2028	326,855
2029	276,809
2030	216,113
2031	185,423
Thereafter	665,805
Total	$2,216,107
_________
[1]Base rent assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.14 for EUR and C$1.00 to $0.70 for CAD as of June 30, 2026 for illustrative purposes, as applicable.
Supplemental Information 12 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)

Diversification by Property Type/Segment
As of June 30, 2026
(Amounts in thousands, except percentages)

Based on Annualized Straight-Line Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$182,345	47%	28,039	71%	$97,183	38%	16,370	65%
Retail	109,088	28%	6,503	16%	79,956	31%	4,839	19%
Office	99,407	25%	5,115	13%	78,371	31%	3,955	16%
Total	$390,840	100%	39,657	100%	$255,510	100%	25,164	100%
 _________
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.14 for EUR and C$1.00 to $0.70 for CAD as of June 30, 2026 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Based on Annualized Base Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$181,671	47%	28,039	71%	$95,711	38%	16,370	65%
Retail	106,971	27%	6,503	16%	78,703	31%	4,839	19%
Office	101,442	26%	5,115	13%	78,054	31%	3,955	16%
Total	$390,084	100%	39,657	100%	$252,468	100%	25,164	100%
_________
[1]Annualized Base Rent is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.14 for EUR and C$1.00 to $0.70 as of June 30, 2026 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Supplemental Information 13 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)

Diversification by Tenant Industry
As of June 30, 2026
(Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent
Financial Services	$37,130	10%	2,173	6%	$36,406	14%	2,076	9%
Freight & Logistics	29,199	7%	3,641	9%	18,499	7%	2,557	11%
Healthcare	25,166	6%	1,117	3%	17,278	7%	802	3%
Auto Manufacturing	22,284	6%	3,193	8%	4,878	2%	691	3%
Consumer Goods	22,169	6%	4,705	12%	20,584	8%	4,036	17%
Distribution	16,472	4%	1,595	4%	6,645	3%	769	3%
Discount Retail	16,144	4%	1,880	5%	5,314	2%	573	2%
Pharmacy	13,481	3%	549	1%	13,239	5%	539	2%
Technology	13,440	3%	690	2%	9,471	4%	546	2%
Aerospace	12,295	3%	1,036	3%	2,575	1%	151	1%
Government	12,175	3%	455	1%	12,175	5%	455	2%
Retail Banking	11,541	3%	386	1%	6,528	3%	218	1%
Home Improvement	11,404	3%	1,987	5%	9,499	4%	1,721	7%
Auto Services	10,579	3%	225	1%	7,385	3%	148	1%
Other [2]	137,361	36%	14,716	39%	85,034	32%	8,614	36%
Total	$390,840	100%	38,348	100%	$255,510	100%	23,896	100%
_________
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.14 for EUR and C$1.00 to $0.70 for CAD as of June 30, 2026 for illustrative purposes, as applicable.
[2]Other includes 54 industry types as of June 30, 2026.
[3]Includes properties on the credit facility borrowing base.
Supplemental Information 14 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)

Top Twenty Tenants
As of June 30, 2026
(Amounts in thousands, except percentages)

Tenant / Lease Guarantor	Property Type/Segment	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Industrial & Distribution	Freight & Logistics	$23,168	5.9%
Whirlpool	Industrial & Distribution	Consumer Goods	14,688	3.8%
ING Bank	Office	Financial Services	11,438	2.9%
General Services Administration (GSA)	Office	Government	10,317	2.6%
FCA USA	Industrial & Distribution	Auto Manufacturing	10,147	2.6%
Dollar General	Retail	Discount Retail	9,854	2.5%
Broadridge Financial Solutions	Industrial & Distribution	Financial Services	9,332	2.4%
Truist Bank	Retail	Retail Banking	8,851	2.3%
Boots UK Limited	Retail	Pharmacy	8,536	2.2%
The Kroger Co. of Michigan	Industrial & Distribution	Distribution	8,498	2.2%
Finnair	Industrial & Distribution	Aerospace	8,208	2.1%
Fresenius	Retail	Healthcare	7,961	2.0%
Home Depot	Industrial & Distribution	Home Improvement	6,748	1.7%
Deutsche Bank	Office	Financial Services	6,088	1.6%
Tokmanni	Industrial & Distribution	Discount Retail	5,876	1.5%
Crown Crest	Industrial & Distribution	Retail Food Distribution	5,773	1.5%
Tidal Wave Auto Spa	Retail	Auto Services	5,548	1.4%
Walgreens	Industrial & Distribution	Pharmaceuticals	5,299	1.4%
Encompass Health	Office	Healthcare	5,286	1.4%
Lowes	Retail	Home Improvement	4,656	1.2%
Subtotal			176,272	45.2%

Remaining portfolio			214,568	54.8%

Total Portfolio			$390,840	100%
_________
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.14 for EUR and C$1.00 to $0.70 for CAD as of June 30, 2026 for illustrative purposes, as applicable.
Supplemental Information 15 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)
Diversification by Geography — As of June 30, 2026 (Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$284,905	73.0%	29,718	75%	$163,663	63.8%	16,684	66.3%
Michigan	47,187	12.1%	4,306	10.9%	17,719	6.9%	1,393	5.5%
Ohio	22,854	5.8%	4,342	11.0%	17,232	6.7%	3,216	12.8%
Texas	21,917	5.6%	1,658	4.2%	10,488	4.1%	814	3.2%
Georgia	15,666	4.0%	1,656	4.2%	10,187	4.0%	1,035	4.1%
Illinois	13,115	3.4%	1,395	3.5%	8,669	3.4%	748	3.0%
Alabama	12,072	3.1%	1,053	2.7%	5,259	2.1%	777	3.1%
South Carolina	11,338	2.9%	1,471	3.7%	6,757	2.6%	838	3.3%
Tennessee	10,116	2.6%	1,127	2.8%	7,224	2.8%	601	2.4%
North Carolina	9,692	2.5%	1,517	3.8%	6,716	2.6%	1,212	4.8%
Missouri	9,254	2.4%	876	2.2%	4,148	1.6%	415	1.7%
Florida	9,221	2.4%	428	1.1%	4,361	1.7%	167	0.7%
New York	8,351	2.1%	1,049	2.6%	3,247	1.3%	294	1.2%
California	7,699	2.0%	838	2.1%	6,410	2.5%	731	2.9%
Massachusetts	6,710	1.7%	673	1.7%	6,710	2.6%	673	2.7%
Kentucky	6,338	1.6%	630	1.6%	3,836	1.5%	400	1.6%
Pennsylvania	6,051	1.5%	413	1.0%	3,133	1.2%	94	0.4%
Indiana	5,766	1.5%	1,221	3.1%	3,507	1.4%	445	1.8%
Mississippi	4,843	1.2%	479	1.2%	2,028	0.8%	157	0.6%
New Jersey	4,719	1.2%	271	0.7%	1,070	0.4%	68	0.3%
Connecticut	4,598	1.2%	402	1.0%	3,236	1.3%	337	1.3%
Kansas	3,743	1.0%	316	0.8%	1,548	0.6%	23	0.1%
Arkansas	3,571	0.9%	137	0.3%	3,329	1.3%	126	0.5%
West Virginia	3,108	0.8%	334	0.8%	1,343	0.5%	155	0.6%
Colorado	3,047	0.8%	115	0.3%	3,047	1.2%	115	0.5%
Louisiana	2,870	0.7%	244	0.6%	1,506	0.6%	129	0.5%
New Hampshire	2,779	0.7%	339	0.9%	2,380	0.9%	256	1.0%
Iowa	2,570	0.7%	369	0.9%	2,356	0.9%	358	1.4%
Wisconsin	2,403	0.6%	214	0.5%	2,403	0.9%	214	0.8%
Maine	2,021	0.5%	64	0.2%	2,021	0.8%	64	0.3%
North Dakota	1,923	0.5%	193	0.5%	1,745	0.7%	168	0.7%
Oklahoma	1,911	0.5%	144	0.4%	986	0.4%	46	0.2%
Minnesota	1,895	0.5%	297	0.8%	1,339	0.5%	220	0.9%
Virginia	1,697	0.4%	94	0.2%	1,299	0.5%	73	0.3%
South Dakota	1,489	0.4%	101	0.3%	1,368	0.5%	76	0.3%
Nebraska	1,482	0.4%	106	0.3%	237	0.1%	5	—%
Rhode Island	1,436	0.4%	86	0.2%	1,436	0.6%	86	0.3%
Vermont	1,319	0.3%	235	0.6%	84	—%	22	0.1%
Maryland	1,288	0.3%	135	0.3%	153	0.1%	8	—%
Utah	1,249	0.3%	47	0.1%	329	0.1%	12	—%
New Mexico	1,178	0.3%	93	0.2%	667	0.3%	44	0.2%
Wyoming	1,152	0.3%	84	0.2%	361	0.1%	18	0.1%
Idaho	744	0.2%	35	0.1%	291	0.1%	13	0.1%
Nevada	596	0.2%	24	0.1%	417	0.2%	12	—%
Montana	553	0.1%	62	0.2%	73	—%	3	—%
Alaska	418	0.1%	9	—%	418	0.2%	9	—%
Arizona	366	0.1%	22	0.1%	—	—%	—	—%
Delaware	341	0.1%	10	—%	341	0.1%	10	—%
Washington, DC	249	0.1%	4	—%	249	0.1%	4	—%
United Kingdom	39,180	10.0%	3,767	9.5%	39,178	15.3%	3,765	15.0%
Netherlands	18,369	4.7%	1,007	2.5%	18,369	7.2%	1,007	4.0%
Finland	14,086	3.6%	1,457	3.7%	—	—%	—	—%
Germany	11,211	2.9%	1,561	3.9%	11,211	4.4%	1,561	6.2%
Luxembourg	6,088	1.6%	156	0.4%	6,088	2.4%	156	0.6%
Channel Islands	5,931	1.5%	114	0.3%	5,931	2.3%	114	0.5%
France	5,890	1.5%	1,309	3.3%	5,890	2.3%	1,309	5.2%
Canada	2,940	0.8%	372	0.9%	2,940	1.2%	372	1.5%
Italy	2,240	0.6%	196	0.5%	2,240	0.9%	196	0.7%
Total	$390,840	100%	39,657	100%	$255,510	100%	25,164	100%
_________
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.14 for EUR and C$1.00 to $0.70 for CAD as of June 30, 2026 for illustrative purposes, as applicable.
[2]Includes properties on the credit facility borrowing base.
Supplemental Information 16 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2026 (Unaudited)

Lease Expirations
As of June 30, 2026
(Amounts in thousands, except number of leases and percentages)

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
2026 (Remainder)	20	$20,123	5.1%	1,435	3.7%
2027	92	33,216	8.5%	2,677	7.0%
2028	124	44,114	11.3%	4,169	10.9%
2029	125	58,235	14.9%	6,015	15.7%
2030	106	46,887	12.0%	3,851	10.0%
2031	73	36,631	9.4%	5,709	14.9%
2032	58	35,401	9.1%	3,706	9.7%
2033	35	28,571	7.3%	2,465	6.4%
2034	28	17,868	4.6%	1,220	3.2%
2035	9	6,385	1.6%	847	2.2%
2036	42	9,505	2.4%	895	2.3%
2037	25	3,360	0.9%	88	0.2%
2038	38	11,604	3.0%	1,452	3.8%
2039	24	13,671	3.5%	1,669	4.4%
2040	15	4,157	1.1%	136	0.4%
2041	30	13,312	3.4%	1,156	3.0%
Thereafter (>2041)	16	7,800	2.0%	858	2.2%
Total	860	$390,840	100%	38,348	100%
_________
[1]Annualized rental income converted from local currency into USD as of June 30, 2026 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.
Supplemental Information 17 Global Net Lease, Inc.